SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          Date of Report
                           July 1, 1997


                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (281) 586-8686





















Item 5.  Other Information

On July 1, 1997 in Orange, California, Market Data Corp. announced that pursuant to the shareholders' meeting of January 7, 1997 it has completed its name change to Time Financial Services, Inc. effective July 1, 1997. Market Data Corp. has been using the name Time Financial Services as a d.b.a. for some time. This change makes it official.

Also as of July 1, 1997 the NASDAQ BB trading symbol is changed to "TIMF".

Market Data Corp. has, effective July 1, 1997, also changed its state of domicile from Texas to Nevada. This change also includes a reverse split of the stock. For every twenty (20) shares of Market Data Corp. stock the shareholder will receive one (1) share of Time Financial Services stock. The exchange is automatic on the records of the transfer agent.

Shareholders are being told that there is no requirement to exchange their shares until they wish to transfer them.

The management of the company feels that these changes position the company for future growth and acquisitions.

The action was approved by the board of directors by special meeting on May 30, 1997






                          Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Market Data Corp.
                                  (Registrant)


       7/1/97                     Michael F. Pope
        Date                      (Signature)

       7/1/97                     Philip C. LaPuma
        Date                      (Signature)